UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 16, 2004

(Date of Report)

CACI International Inc

(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road

Arlington, Virginia 22201

(Address of principal executive offices)(ZIP code)

(703) 841-7800

(Registrant’s telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

As previously reported on Form 8-K filed with the Securities and Exchange Commission on May 14, 2004, CACI International Inc, a Delaware corporation (“CACI” or the “Company”) announced on May 3, 2004 that its wholly owned subsidiary, CACI Enterprise Solutions, Inc., previously named Dagger Acquisition Corporation, had completed the purchase of the Defense and Intelligence Group (“D&IG”) and related assets of American Management Systems, Incorporated. This form 8-K/A is being filed to report the financial statements pursuant to Item 7 below.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 3, 2004, CACI International Inc announced that its wholly-owned subsidiary, CACI Enterprise Solutions, had completed the purchase of the Defense and Intelligence Group and related assets of American Management Systems, Incorporated (“AMS”).

A copy of the Registrant’s press release regarding CACI’s completion of its acquisition of AMS’s Defense and Intelligence Group and increase in guidance for the remainder of fiscal year 2004 is attached as Exhibit 99 to this current report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) In accordance with Item 7 (a)(4) of Form 8-K, the Audited Financial Statements for the Defense and Intelligence Group as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 and the related Report of Independent Registered Public Accounting Firm thereon, and the Unaudited Balance Sheet as of March 31, 2004 and the Unaudited Statements of Operations and Cash Flows for the three months ended March 31, 2004 and 2003 are being filed as part of this Form 8-K/A beginning on page 3.

(b) In accordance with item (7)(b)(2) of Form 8-K, and because it was impracticable to provide the required pro-forma financial information relative to the acquired business at the time of the Company’s Current Report on Form 8-K, dated May 14, 2004 was filed, the Unaudited Pro Forma Condensed Consolidated Statements of Operations, Unaudited Pro Forma Condensed Consolidated Balance Sheet, and Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements are being filed as part of this Form 8-K/A beginning on page 19.

EXHIBITS

Exhibit No.	Document
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

99	Press release dated May 3, 2004, announcing the Registrant’s intent to complete its purchase of the Defense and Intelligence Group of American Management Systems, Incorporated and increased guidance for fiscal year 2004.

99.4	Asset Purchase Agreement, dated as of March 10, 2004, by and among CACI International Inc, CACI, INC.-FEDERAL, Dagger Acquisition Corporation, American Management Systems, Incorporated, CGI Group Inc. and CGI Virginia Corporation

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

CACI International Inc

We have audited the accompanying consolidated balance sheets of the Defense and Intelligence Group of American Management Systems, Inc. (“D&IG”) as of December 31, 2003 and 2002, and the related consolidated statements of operations, group’s equity, and cash flows for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the D&IG’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Defense and Intelligence Group of American Management Systems, Inc. at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with U.S. generally accepted accounting principles.

/s/    Ernst & Young LLP

McLean, Virginia

July 1, 2004

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands)

				(unaudited)
	Year ended December 31,			Three months ended March 31,
	2003	2002	2001	2004	2003
Revenue	$249,603	$205,335	$196,636	$69,963	$54,745
Costs and expenses
Direct costs	127,656	97,947	91,775	34,867	25,949
Indirect costs and selling expenses	125,948	101,694	99,776	35,899	28,692
Depreciation and amortization	5,854	3,802	2,417	1,839	1,736

Total costs and expenses	259,458	203,443	193,968	72,605	56,377

Operating (loss) income	(9,855)	1,892	2,668	(2,642)	(1,632)
Interest expense, net	360	50	793	83	60

(Loss) income before income taxes	(10,215)	1,842	1,875	(2,725)	(1,692)
Income tax (benefit) expense	(3,889)	(1,479)	744	(921)	(638)

Net (loss) income	$(6,326)	$3,321	$1,131	$(1,804)	$(1,054)

See accompanying notes.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31,		(unaudited)
	2003	2002	March 31, 2004
ASSETS
Current assets
Accounts receivable
Billed (net of allowance for doubtful accounts of $2,729, $2,469 and $2,226)	$54,309	$35,085	$50,300
Unbilled	16,846	12,718	35,624

Total accounts receivable	71,155	47,803	85,924
Deferred income taxes	9,253	747	12,738
Prepaid expenses and other	10,243	4,051	4,543

Total current assets	90,651	52,601	103,205

Property and equipment, net	5,820	5,453	5,654
Developed computer software, net	21,028	10,406	23,467
Other assets	7,892	9,682	912
Other intangible assets, net	13,518	—	13,251
Deferred income taxes	—	1,549	—
Goodwill	26,720	—	26,892

Total assets	$165,629	$79,691	$173,381

LIABILITIES AND GROUP’S EQUITY
Current liabilities
Accounts payable	$7,697	$2,917	$7,014
Other accrued expenses	12,146	4,536	7,231
Accrued compensation and benefits	21,746	16,960	16,774

Total current liabilities	41,589	24,413	31,019

Deferred income taxes	9,237	—	11,801
Other long-term obligations	5,359	8,213	2,379

Total liabilities	56,185	32,626	45,199
Commitments and contingencies
(see Note 8)
Group’s equity	109,444	47,065	128,182

Total liabilities and group’s equity	$165,629	$79,691	$173,381

See accompanying notes.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

				(unaudited)
	Year ended December 31,			Three months ended March 31,
	2003	2002	2001	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(6,326)	$3,321	$1,131	$(1,804)	$(1,054)
Reconciliation of net (loss) income to net cash (used in) provided by operating activities
Depreciation	2,526	2,695	2,417	404	1,151
Amortization	3,328	1,107	—	1,435	585
Increase in cash surrender value of life insurance	(365)	(44)	(84)	—	(105)
Loss on disposal of assets	66	15	245	—	—
Deferred income tax (benefit) provision	(2,405)	1,247	(8,606)	(921)	5,231
Software asset impairment	3,175	—	—	—	—
Changes in operating assets and liabilities, net of acquisition:
(Increase) decrease in accounts receivable	(10,281)	(5,643)	11,218	(14,769)	(7,185)
(Increase) decrease in prepaid expenses and other assets	(5,691)	4,121	(1,383)	5,700	(1,261)
Increase (decrease) in accounts payables and accrued expenses	6,396	3,678	428	(5,599)	(869)
Increase (decrease) in accrued compensation and benefits	(2,640)	5,212	(6,000)	(4,971)	(6,008)
(Decrease) increase in income taxes payable	645	(3,358)	3,358	—	—
(Decrease) increase in other long-term obligations	(2,938)	(1,481)	822	(2,980)	4,008

Net cash (used in) provided by operating activities	(14,510)	10,870	3,546	(23,505)	(5,507)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(2,209)	(1,701)	(3,232)	(238)	(1,110)
Development of software	(11,678)	(6,653)	(4,479)	(3,608)	(1,716)
Other assets	3,074	(1,519)	4,387	6,809	985
Purchase of R.M. Vredenburg & Co., net of cash acquired	(40,890)	—	—	—	—

Net cash (used in) provided by investing activities	(51,703)	(9,873)	(3,324)	2,963	(1,841)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of R.M. Vredenburg & Co. debt acquired	(2,492)	—	—	—	—
Group equity contributions (distributions), net	68,705	(997)	(222)	20,542	7,348

Net cash provided by (used in) financing activities	66,213	(997)	(222)	20,542	7,348

Net change in cash and equivalents	$—	$—	$—	$—	$—

See accompanying notes.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF GROUP’S EQUITY

(amounts in thousands)

				(unaudited)
	Year Ended December 31,			Three Months Ended March 31,
	2003	2002	2001	2004
Group’s equity, beginning of period	$47,065	$44,741	$43,832	$109,444
Net (loss) income	(6,326)	3,321	1,131	(1,804)
Group’s equity contributions (distributions), net	68,705	(997)	(222)	20,542

Group’s equity, end of period	$109,444	$47,065	$44,741	$128,182

See accompanying notes.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(amounts in thousands)

NOTE 1 – NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

American Management Systems, Inc. (“AMS”) was incorporated in February 1970 to provide IT consulting to government, financial services and communications industries. The Defense and Intelligence Group (“D&IG”) of AMS provided defense and intelligence agencies of the U.S. Federal Government with business management solutions including information technology and design in support of acquisition, financial management, engineering services and logistics, warfighting and intelligence missions.

On March 10, 2004 AMS announced its approval of an Agreement and Plan of Merger with CGI Group, Inc. and CGI Virginia Corporation which provided for a tender offer to purchase all the issued and outstanding shares of common stock and a merger of CGI Virginia Corporation into AMS. AMS also announced its approval of an Asset Purchase Agreement with CACI International Inc, CACI, INC. – FEDERAL, CACI Enterprise Solutions, Inc. and CGI Group, Inc. for the acquisition by CACI Enterprise Solutions, Inc. of certain assets and the assignment of certain liabilities associated with the D&IG immediately upon the satisfaction of the conditions to the tender offer. On May 1, 2004 CACI Enterprise Solutions, Inc. completed the purchase of the D&IG for $415 million in cash. The accompanying consolidated financial statements present the financial condition, results of operations and cash flows of the D&IG.

AMS did not report separate financial statements for the D&IG nor maintain its financial records to capture assets, liabilities and indirect costs for the D&IG. Since the D&IG could not be reported on as a separate business unit for financial statement purposes, certain allocations of assets, liabilities and costs were allocated to the D&IG that management believes are equitable and provide a reasonable estimate of the costs attributed to the D&IG. The following is a brief summary of the allocation methodology for significant financial statement captions:

Statements of Operations

Revenue and direct costs were specifically identified by contracts associated with the D&IG. Indirect costs were allocated based upon indirect rates calculated in accordance with the AMS’ costs disclosure statement. These allocations were then adjusted for specific one-time charges that did not relate to the D&IG business such as contract litigation costs or asset write-downs. Income taxes were calculated as if the D&IG were a stand alone taxable entity during the periods presented.

Balance Sheets

Billed and unbilled accounts receivable were specifically identified based on the contracts associated with the D&IG.

Certain prepaids and other assets were specifically identified such as software licenses. Other assets purchased on behalf of AMS such as insurance policies were allocated using an income statement percentage approach, i.e. comparing the D&IG’s revenue or expense to AMS’ total revenue or expense, as appropriate.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

Property and equipment was specifically identified based on locations in which the D&IG employees work. Other fixed assets were allocated using an income statement percentage approach.

Accounts payable and accrued expenses were determined primarily using an income statement percentage approach based on cost relationships. Certain material accrued expenses that could be specifically identified such as deferred maintenance revenue were also recorded to the D&IG balance sheet.

Interim Results

The accompanying unaudited condensed consolidated financial statements as of March 31, 2004 and for the three months ended March 31, 2004 and 2003, have been prepared pursuant to generally accepted accounting principles in the United States. In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all necessary adjustments and reclassifications (all of which are a normal, recurring nature) that are necessary for fair presentation for the periods presented. It is suggested that these unaudited consolidated financial statements be read in conjunction with the audited consolidated financial statements included herein. The current period’s results of operations are not necessarily indicative of results that may be achieved for any future period.

A. Principles of Consolidation

The consolidated financial statements include the accounts of the D&IG and an allocation of the accounts of R.M. Vredenburg & Co. (“Vredenburg”) based on contracts acquired by CACI. Vredenburg was a wholly-owned subsidiary of AMS that was acquired in August 2003 (see Note 2). All significant intragroup and intercompany balances and transactions have been eliminated in consolidation.

B. Revenue Recognition

Revenue on time-and-materials contracts was recognized to the extent of billable rates times hours delivered plus expenses incurred. Revenue on cost-reimbursable contracts was recognized to the extent of costs incurred plus either a proportionate amount of the fee earned or the entire amount of the fee awarded. For fixed-price contracts, where the D&IG has the ability to produce reasonably dependable estimates regarding revenue and costs, revenue was recognized using the percentage-of-completion basis of accounting based on the percentage of costs incurred in relation to total estimated costs to be incurred. The estimates utilized on these contracts were continually updated during the terms of the contracts and may have resulted in the revision of recognized revenue and estimated costs in the period in which they were identified.

Large systems integration projects are generally either fixed-price or time-and-materials contracts that are structured in phases (design, development and implementation) for delivery and contract management purposes. These long-term production-type contracts generally include the delivery of software, integration and customization services, training and maintenance. In accordance with the American Institute of Certified Public Accountants’ Statement of Position No. 97-2, Software Revenue Recognition (“SOP 97-2”), when these software licenses require significant production, modification, or customization, the entire arrangement is accounted for in accordance with Accounting Research Bulletin No. 45, Long-Term Construction-Type Contracts, using the relevant guidance in SOP No. 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts (“SOP 81-1”). Because the arrangements are accounted for under SOP 81-1, the entire contract values are recognized as revenue using the percentage-of-completion basis of accounting.

Typically, the D&IG bundled software licenses with services. When no significant production, modification or customization of the software was required, the D&IG allocated a portion of the contract value to each element of the contract based on its relative vendor specific objective evidence of fair value (“VSOE”). Generally the D&IG was able to establish VSOE for all elements of the arrangement and bifurcate the contract value accordingly. In these circumstances, revenue was recognized on each element separately. Revenue on software license fees was recognized when a non-cancelable license agreement was in force, the software was delivered, the license fee was fixed or determinable, and collection was deemed probable. In certain circumstances, the D&IG was not able to establish

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

VSOE for the software. In these situations, once the software was delivered and the only undelivered element was services, the entire contract value was recognized over the service period. The D&IG was unable to establish VSOE for software it sells as part of a multiple-element arrangement when the software product had not yet been sold separately and a standard price list was not established. In such circumstances, when VSOE was established for the undelivered elements in the arrangement (which generally consist of maintenance, training, data conversion or other services), the D&IG used the residual method, in accordance with SOP 97-2, to determine the value of the software to recognize. When VSOE could not be established for the undelivered services, the entire contract value was recognized over the same period.

The D&IG also entered into contracts with customers that did not include the sale or integration of software. These contracts included services such as general consulting or training and were typically performed on a time-and-materials or cost-reimbursable basis. When such contracts were performed on a fixed-price basis, the D&IG recognized revenue as earned in accordance with SEC Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB 101”), as services were performed and were contractually billable. The D&IG records revenue for award fees related to contracts recognized under SAB 101 upon notification from the customer that the fee has been awarded.

Maintenance and product support agreements generally provide for minor programming corrections, new releases and help-desk support. The terms of these agreements may vary with each customer but maintenance and product support are typically sold for a twelve-month period with renewals occurring annually based on renewal rates stated in the original contract. The D&IG generally invoices and requires the customer to pay in advance of the maintenance period. Prepaid maintenance was deferred and recognized ratably over the maintenance period.

Losses on contracts, if any, were recognized during the period in which the loss first became probable and reasonably estimable. Any projected loss recognized was based on the D&IG’s best estimates of a contract’s revenue and costs. Any contract losses recognized were periodically reviewed for accuracy as total revenue and total cost to complete estimates were updated during the term of the contract.

Revenue recognized in excess of billings was recorded as unbilled accounts receivable. Cash collections in excess of revenue recognized were recorded as deferred revenue until the revenue recognition criteria were met. Substantially all of the revenue and related accounts receivable of the D&IG is generated from agencies and departments of the U.S. Federal Government. Reimbursements, including those relating to travel, other out-of-pocket expenses, and any third-party costs, were included in revenue, and an equivalent amount of reimbursable expenses were included in direct costs. The D&IG regularly assesses the billed and unbilled balances and records an allowance for doubtful accounts equal to the amount estimated to be not collectible.

The costs associated with cost-type federal government contracts are subject to audit and adjustment by the U.S. Government. In the opinion of the D&IG management, no significant adjustments or disallowances of costs are anticipated beyond any such amounts provided for in the consolidated financial statements.

C. Developed Computer Software

The D&IG developed proprietary software products which were then licensed to customers either as stand-alone applications or as elements of custom-built systems. The D&IG capitalized the costs incurred for development of software for external sale after technological feasibility had been established in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed (“SFAS 86”). Costs incurred prior to the establishment of technological feasibility were charged to research and development expense. When the software was ready for general release to customers, capitalization ceased and such costs were amortized on a straight-line basis over the estimated economic life, which was generally three to five years.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

In accordance with SFAS 86, on a quarterly basis the D&IG performed net realizable value (“NRV”) analyses on each capitalized software product to ensure that the value of the product meets or exceeds the expected total amount to be capitalized on the development as well as to evaluate the economic life of the product. The NRV analyses consider the expected future sales pipeline and revenue projections associated with the products. When updating the NRV analyses, if the D&IG noted a change in the expected revenue stream demonstrating declining revenue trends, the D&IG either accelerated the amortization or wrote-off the unamortized software development costs that exceeded the expected NRV.

Product development for the years ended December 31, was as follows:

	2003	2002	2001
Capitalized	$11,678	$6,653	$4,479
Expensed	694	2,394	1,469
Acquired	2,762	—	—

	$15,134	$9,047	$5,948

The D&IG acquired $2,762 of developed computer software during August 2003 as a result of the acquisition of 100% of the outstanding common stock of Vredenburg (see Note 2).

The D&IG recorded total amortization expense on developed computer software of $2,884 in 2003, $1,107 in 2002, and $0 in 2001. Unamortized costs of developed software were $21,028 and $10,406 at December 31, 2003 and 2002, respectively.

D. Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the D&IG recognizes an impairment loss when circumstances indicate that the carrying value of long-lived tangible and intangible assets with finite lives may not be recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount to the estimated future net cash flows. If estimated future undiscounted net cash flows are less than the carrying amount, the asset is considered impaired and expense is recorded at an amount required to reduce the carrying amount to fair value. Long-lived tangible and intangible assets primarily include property and equipment, developed computer software, and intangible customer relationships associated with Vredenburg. The D&IG recorded software asset impairments of $3,175 in 2003 for the write-off of certain non-performing software assets that were no longer expected to provide future value, which is included in indirect costs and selling expenses in the accompanying consolidated statement of operations.

E. Stock-Based Compensation

Some of the D&IG’s employees participated in various equity compensation plans sponsored by AMS. AMS’ plans authorize grants of stock options and restricted stock with respect to AMS’ common stock.

The D&IG elected to account for its participation in AMS’ stock-based compensation plans using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and to disclose pro forma effects on net (loss) income as provided by the provisions of SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure and Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”). Accordingly, no compensation cost for stock options held by employees of the D&IG has been recognized. Had compensation cost for stock options been determined based on the fair value at the grant dates in 2003, 2002, and 2001 consistent with the provisions of SFAS 123, the pro forma net (loss) income would have been as follows:

				(unaudited)
	Year Ended December 31,			Three Months Ended March 31,
	2003	2002	2001	2004	2003
Net (loss) income, as reported	$(6,326)	$3,321	$1,131	$(1,804)	$(1,054)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all stock option awards, net of related tax effects	985	1,348	914	733	274

Pro forma net (loss) income	$(7,311)	$1,973	$217	$(2,537)	$(1,328)

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

For 2003, 2002, and 2001 disclosure purposes, the fair value of each stock option granted was estimated on the date of grant using the Black-Scholes option-pricing model. For March 31, 2004 disclosure purposes, the fair value of each stock option granted was determined by measuring the value of compensation to the employee which was based on the difference between the stock price at the grant date and the purchase price of AMS stock at $19.40 per share by CGI Group, Inc. These options would be amortized on a pro-forma basis based on the vesting schedule specified in the option agreement. The fair value of the options granted for the years ended December 31, 2003, 2002, and 2001 were $6.74, $11.22, and $9.74, respectively. The fair value of the D&IG’s participation in AMS’ stock-based option awards to employees was estimated assuming no expected dividends and the following weighted-average assumptions:

	Year Ended December 31,
	2003	2002	2001
Risk-free interest rate	3.0%	4.0%	5.0%
Expected life (years)	5	5	6
Expected volatility	66.0%	66.7%	57.4%

F. Income Taxes

Deferred tax assets and liabilities were determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates for the year in which the differences are expected to reverse.

Deferred income taxes are provided for temporary differences in recognizing certain income, expense, and credit items for financial reporting purposes and tax reporting purposes. Such deferred income taxes primarily relate to the methods of accounting for revenue, capitalized software development costs and restricted stock. A valuation allowance is recorded if it is “more likely than not” that some portion or all of a deferred tax asset will not be realized.

G. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenue and expenses reported during the period. Actual results could differ from these estimates.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

NOTE 2 – ACQUISITIONS

Vredenburg

On August 1, 2003, AMS acquired 100% of the outstanding common stock of Vredenburg, a provider of professional and technical services to the Department of Defense and U.S. Intelligence communities. The results of operations of Vredenburg have been allocated to the consolidated financial statements since August 1, 2003, the acquisition date. The acquisition adds critical infrastructure protection capabilities, sophisticated document management technologies, and new program management expertise to AMS’ offerings in financial management, acquisition and procurement, business intelligence, enterprise architecture, and technology consulting.

The aggregate purchase price paid by AMS, net of $585 in cash acquired, was $46,939 and included cash payments through December 31, 2003 of $42,939. Amounts remaining to be paid by AMS at December 31, 2003 consisted of $4,000 of payments related to earn-out targets for which all contingencies were resolved and full payment was made on January 30, 2004.

The purchase price allocation has been prepared on a preliminary basis by AMS, and reasonable changes are expected as additional information becomes available. The estimated fair values of assets acquired and liabilities assumed as of the date of the acquisition have been allocated to the D&IG based on the 2003 Vredenburg revenue acquired by CACI as a percentage of total 2003 Vredenburg revenue, and are allocated as follows:

Accounts receivable	$13,071
Other current assets, net of cash acquired	3,727
Other noncurrent assets	4,267
Developed computer software	2,762
Other intangible assets	13,962
Goodwill	26,720

Allocation of assets acquired	64,509

Short-term debt	(1,015)
Accounts payable and other current liabilities	(12,291)
Long-term debt	(1,477)
Other noncurrent liabilities	(5,088)

Allocation of liabilities assumed	(19,871)

Allocation of net assets acquired	$44,638

The developed computer software assets have estimated useful lives of five years. The D&IG’s allocation of other intangible assets consist of customer relationships of $13,518, net of accumulated amortization of $444 at December 31, 2003. Customer relationships have a weighted average useful life of 14 years. Other intangible assets are being amortized on a straight-line basis over periods ranging from 10 to 15 years based on their estimated useful lives. Amortization expense from the date of acquisition through December 31, 2003 was $444 and $266 for the quarter ended March 31, 2004. Future amortization expense related to other intangible assets is expected to be $1,065 in each of the years ending December 31, 2004, 2005, 2006, 2007 and 2008. None of the goodwill is expected to be deductible for tax purposes.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

The D&IG results of operations for the year ended December 31, 2003 include the operating results of this acquisition from August 1, 2003 through December 31, 2003. The following unaudited pro forma condensed financial information is based on the historical financial statements of the D&IG and Vredenburg adjusted to give effect to the Vredenburg acquisition as if it had occurred on the beginning of each period presented.

	Years ended December 31,
	2003	2002
Pro Forma:
Revenue	$285,295	$255,944
Net (loss) income	$(3,281)	$5,863

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation of equipment has been provided over the estimated useful life of the respective assets (ranging from three to ten years) using the straight-line method. Leasehold improvements are generally amortized using the straight-line method over the remaining lease term or the useful life of the improvements, whichever is shorter. Costs for maintenance and repairs are charged to expense when incurred. Property and equipment consists of the following at December 31:

	2003	2002
Equipment and furniture	$10,247	$9,066
Leasehold improvements	3,592	3,388
Allocated property and equipment	6,396	4,971

	20,235	17,425
Less accumulated depreciation and amortization	(14,415)	(11,972)

Total property and equipment, net	$5,820	$5,453

Depreciation and leasehold amortization expense was $2,526 in 2003, $2,695 in 2002 and $2,417 in 2001.

NOTE 4 – OTHER ASSETS

At December 31, 2003 other assets consisted of $7,186 for an allocation of company-owned life insurance and $706 of other deferred fees, accrued long-term interest, and notes receivable. At December 31, 2002, other assets consisted of $9,019 for an allocation of company-owned life insurance and $663 of other deferred fees, accrued long-term interest and notes receivable. Effective January 1, 2004, AMS established new deferred compensation plans. Participants in the prior plans either rolled-over their existing balances to the new plans or received distributions. Distributions from the prior plans were funded from collapse of company-owned life insurance plans, therefore, the balance of company-owed life insurance was $0 as of March 31, 2004. Other assets as of March 31, 2004 consisted of $912 of deferred fees, accrued long-term interest and notes receivable.

NOTE 5 – EMPLOYEE SHARE PLANS

2003 Stock Incentive Plan

On May 9, 2003, the stockholders of AMS approved the 2003 Stock Incentive Plan (the “2003 Plan”). The 2003 Plan permits awards to all employees (including the D&IG employees) of stock options (incentive stock options and non-qualified stock options), restricted stock awards, stock appreciation rights, performance shares, performance units,

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

stock unit awards, and other incentive awards. The 2003 Plan authorizes the issuance of 4,500 shares of AMS’ common stock plus certain remaining shares, subject to the terms of the 2003 Plan, available under AMS’ 1996 Amended Stock Option Plan F, 1999 Contractor Stock Option Plan, Stock Option Plan for Employees and Restricted Stock and Stock Bonus Plan (collectively, the “Prior Plans”). As of December 31, 2003, 5,377 shares were available for grant under the 2003 Plan.

All option awards granted under the 2003 Plan have been granted at the fair market value of the common stock on the date of grant. The terms of the awards are fixed on the date of grant. Options granted in 2003 under the 2003 Plan generally become exercisable over a three- or four-year vesting period beginning on the first anniversary of the date of grant. Options granted under the 2003 Plan expire no more than ten years from the date of grant. Restricted stock awards granted under the 2003 Plan generally are subject to restrictions for a minimum of three years from the date of grant. Performance awards may be issued upon the achievement of certain performance criteria and only after the end of the relevant performance period as set forth in the applicable award agreement. Stock unit awards will generally have a vesting period of not less than three years.

Prior Stock Option Plans

Under AMS’ 1996 Amended Stock Option Plan F (“Plan F”) which was stockholder approved, up to 5,800 shares were authorized for issuance pursuant to incentive stock options or non-qualified stock options granted to employees (including the D&IG employees) and non-employee directors. Options that were granted under Plan F expire no later than ten years from the date of grant. After the adoption of the 2003 Plan as of May 9, 2003, AMS did not make any grants under Plan F.

AMS also has an equity incentive plan, the Stock Option Plan for Employees, which was adopted by the Board on July 27, 2001. This plan is not stockholder approved. Under this plan, up to 1,000 shares were authorized for issuance to employees of AMS (including the D&IG employees) pursuant to non-qualified stock options. The maximum vesting and life of shares granted under this plan was ten years from the date of grant. After the adoption of the 2003 Plan as of May 9, 2003, AMS did not make any grants under this plan.

The exercise price of stock options granted under all Prior Plans is not less than the fair market value on the date of grant. Options granted under the Prior Plans may be exercisable immediately, in monthly installments, or in annual installments, as set forth in option agreements.

Restricted Stock

AMS has a Restricted Stock and Stock Bonus Plan (the “Restricted Stock Plan”), adopted by the Board on May 11, 1990, which is not stockholder approved. Pursuant to the Restricted Stock Plan, restricted shares were granted to employees of AMS (including the D&IG employees) as discretionary awards or as profit-sharing awards upon the attainment of certain performance objectives. Restrictions on shares generally lapse over a three-year period. In certain circumstances, the receipt of discretionary awards could be deferred to a later specified date.

Unearned compensation was recorded for restricted stock on the dates that restricted stock was granted based upon the market value of the shares. Compensation expense, allocated to the D&IG financial statements, for which restricted stock was granted was $382, $780 and $495 for the years ended December 31, 2003, 2002 and 2001, respectively.

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

NOTE 6 – INCOME TAXES

Income before taxes for the D&IG was derived solely in the United States for each of the three years in the period ended December 31,2003. The (benefit) provision for income taxes for the years ended December 31, consisted of:

	2003	2002	2001
Current
Federal	$—	$(2,726)	$4,734
State	—	—	917

Total current	—	(2,726)	5,651
Deferred
Federal	(3,327)	1,049	(4,150)
State	(562)	198	(757)

Total deferred	(3,889)	1,247	(4,907)

Total (benefit) provision for income taxes	$(3,889)	$(1,479)	$744

A reconciliation of the income tax (benefit) provision and the amount computed by applying the statutory U.S. income tax rate of 35% for the years ended December 31, was as follows:

	2003	2002	2001
Statutory U.S. rate	35.0%	35.0%	35.0%
State taxes, net of U.S. income tax	3.6	7.0	5.5
Research tax credits	2.4	(150.1)	(15.5)
Meals and entertainment	(1.4)	6.7	4.2
Other	—	0.3	0.5
Company owned life insurance	—	9.1	6.3
Lobbying expenses	(1.5)	11.7	3.7

Effective tax rate	38.1%	(80.3)%	39.7%

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities at December 31 are as follows:

	2003	2002
Deferred tax assets
Accrued expenses	$2,112	$1,898
Employee-related compensation	6,524	5,862
Allowance for doubtful accounts	1,231	866
Loss and credit carry-forwards	10,410	2,261
Other	2,339	562

Total deferred tax assets	22,616	11,449

Deferred tax liabilities
Unbilled receivables	(6,553)	(4,947)
Deferred revenue	(2,429)	—
Capitalized software and intangibles	(13,380)	(4,048)
Other	(238)	(158)

Total deferred tax liabilities	(22,600)	(9,153)

Net deferred tax asset	$16	$2,296

These financial statements reflect net operating loss carry-forwards of $25,932 and tax credits of $321 from recent years that are anticipated to be fully realized in the sale of the D&IG to CACI. The D&IG was included in the consolidated tax returns of AMS and therefore AMS has paid cash for income taxes owed for all periods presented in the consolidated financial statements.

NOTE 7 – ACCRUED COMPENSATION AND OTHER LONG-TERM OBLIGATIONS

The amounts of accrued compensation and benefits and other long-term obligations on the balance sheets include the following:

	December 31,
	2003	2002
Accrued and incentive compensation	$14,570	$11,852
Deferred compensation	5,392	3,315
Severance	724	756
Closure of facilities	1,060	1,037

Accrued compensation and benefits	$21,746	$16,960

Long-term deferred compensation	$2,647	$5,703
Long-term closure of facilities	2,712	2,099
Other	—	411

Other long-term obligations	$5,359	$8,213

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

Employee Benefit Plans

AMS maintained a 401(k) defined contribution plan covering substantially all U.S. employees, including those in the D&IG. This 401(k) plan does not provide matching contributions.

AMS had a simplified employee pension plan. This plan was a defined contribution plan whereby AMS made contributions, which were based on the application of a percentage specified by AMS to the qualified gross wages of eligible employees. Total plan expense allocated to the D&IG was approximately $5,231 in 2003, $3,966 in 2002, and $3,563 in 2001.

Deferred Compensation

The D&IG participated in deferred compensation plans that were implemented in late 1996, and permitted eligible employees to defer an elected portion of their compensation. The deferred compensation earned a specified rate of return. As of December 31, 2003 and 2002, the D&IG had accrued $8,035 and $9,015, respectively, of which $5,392 and $3,315, respectively, was classified as a current liability. The D&IG recorded interest expense of $581, $621, and $568 in 2003, 2002, and 2001, respectively, related to the earnings by the deferred compensation plan participants.

To fund these plans, the D&IG purchased company-owned life insurance contracts which were held by an irrevocable grantor trust. Charges to other expense associated with these contracts were $343, $549, and $457 in 2003, 2002, and 2001, respectively, which were offset by other income to adjust the contracts to their cash surrender values of $365, $44, and $84 in 2003, 2002, and 2001, respectively. Proceeds from the insurance policies are payable to the D&IG upon death of the insured. During 2001, AMS received proceeds of $1,810 associated with one of these policies, which resulted in a $305 gain allocated to the D&IG.

Severance and Closure of Facilities

	Severance	Facilities	Total
2001 Charge	$6,804	$3,956	$10,760
Cash payments	(5,670)	(675)	(6,345)

Liability as of December 31, 2001	1,134	3,281	4,415
2002 Charge	3,823	1,133	4,956
Cash payments	(4,201)	(1,278)	(5,479)

Liability as of December 31, 2002	756	3,136	3,892
2003 Charge	4,972	1,857	6,829
Cash payments	(5,004)	(1,221)	(6,225)

Liability as of December 31, 2003	$724	$3,772	$4,496

In an effort to achieve cost reductions and align its work force with changing market conditions and revenue outlook, AMS recorded a charge in 2003 of which $4,972 was allocated to the D&IG and was reported as indirect costs and selling expenses for severance and severance-related costs in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities (“FAS 146”). The 2003 severance costs relate to a reduction in senior level staff and management positions. In addition, during 2002 and 2001, charges of $3,823 and $6,804, respectively, were allocated to the D&IG and reported as indirect costs and selling expenses for severance and severance-related costs. These charges were recorded in accordance with Emerging Issues Task Force 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring). The remaining $724 liability included in accrued compensation and benefits as of December 31, 2003 for severance and severance-related costs is expected to be paid over the next year. During 2002 and 2001, the D&IG recorded charges of $1,133 and $3,956, respectively, for the

DEFENSE AND INTELLIGENCE GROUP OF AMERICAN MANAGEMENT SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued

(amounts in thousands)

closure and consolidation of facilities. During 2003, the D&IG recorded charges of $1,857 related to changes in estimates of the timing and amount of anticipated subtenant rental payments associated with the prior facility restructuring plan and for the closure and consolidation of additional facilities. Of the remaining $3,772 total liability at December 31, 2003, $2,712 represents a noncurrent liability recorded as other long-term obligations for costs to be incurred through 2008.

During the three months ended March 31, 2004 and 2003, the D&IG did not record any charges under FAS 146 for severance or closure of facilities. The remaining liability at March 31, 2004 consisted of $378 for severance and $3,832 for closure of facilities. The facilities liability consists of $1,454 recorded in accrued compensation and benefits and $2,378 recorded as other long-term obligations.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Lease Commitments

Rental expense of the D&IG totaled $15,824, $12,849 and $14,872 for the years ended December 31, 2003, 2002 and 2001, respectively. The following is a schedule of future minimum lease payments under leases that were assumed by CACI as of December 31, 2003.

2004	$10,068
2005	9,085
2006	8,350
2007	7,394
2008	6,949
Thereafter	7,405

Total	$49,251

Vredenburg Retention Agreements

In connection with the Vredenburg acquisition (see Note 2), AMS entered into agreements to pay up to approximately $3,600 for continued employment of selected former Vredenburg employees. These amounts will be paid out in installments over a two year period following the acquisition and are being expensed ratably over the periods earned. AMS paid $1,308 during the year ended December 31, 2003. The D&IG’s allocation of this expense was $1,226 which is included in direct costs in the accompanying consolidated 2003 statement of operations.

Indemnification Agreements

The disclosure provisions of Financial Accounting Standards Board Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, apply to indemnification agreements that may contingently require a guarantor to make payments. The D&IG enters into licensing arrangements with its customers for the rights to use intellectual property that include a commitment to indemnify the licensee against liability and damages arising from any third-party claims of patent, copyright, trademark or trade secret infringement. The D&IG cannot determine or predict the maximum amount of potential future payments under this type of indemnification because the D&IG would not have adequate information about the nature and scope of any such claim until a claim has been submitted to the D&IG. Third-party claims are subject to contest by the D&IG and dispute resolution procedures specified in the particular contract and payment by the D&IG under such indemnification clauses is generally conditional on the claim. As of December 31, 2003, the D&IG was not aware of any indemnification agreements that would require material payments.

CACI INTERNATIONAL INC

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information has been prepared by CACI International Inc (“CACI”) and gives effect to the acquisition of certain assets and the assignment of certain liabilities associated with the Defense and Intelligence Group (“D&IG”) of American Management Systems, Inc., (“AMS”) completed on May 1, 2004 for $415 million in cash.

The unaudited pro forma condensed consolidated statement of operations for the twelve months ended June 30, 2003 has been prepared to give effect to the D&IG acquisition as if it had occurred on July 1, 2002. The unaudited pro forma condensed consolidated statement of operations for the nine month period ended March 31, 2004 has been prepared to give effect to the D&IG acquisition as if it had occurred on July 1, 2003. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2004 has been prepared to give effect to the D&IG acquisition as if it has occurred on March 31, 2004.

The pro forma adjustments, which are based on available information and certain assumptions that CACI believes are reasonable under the circumstances, are applied to the historical financial statements of CACI and the D&IG. CACI’s preliminary allocation of the D&IG purchase price is based upon preliminary estimates of the fair value of net assets acquired. Management believes that the preliminary allocation of the purchase price is reasonable, however, in some cases, the final allocation will be based upon an independent valuation that is not yet complete. As a result, the allocation is subject to revision as additional information becomes available, and such revised allocation could differ from the preliminary allocation.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for CACI and the D&IG. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what CACI’s financial position or results of operations would actually have been had the acquisition occurred on such dates or to project CACI’s results of operations or financial position for any future period.

These pro forma financial statements contain certain costs, including expenses allocated to the D&IG, that CACI’s management does not expect will continue. As a result, actual results may differ significantly from the pro forma information presented herein.

CACI INTERNATIONAL INC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Twelve months ended June 30, 2003

(amounts in thousands, except per share data)

	Historical CACI (a)	Historical D&IG (b)	Pro Forma Adjustments		Pro Forma CACI
Revenue	$843,138	$215,962	$(9,600	)(g)	$1,049,500

Costs and expenses
Direct costs	517,975	105,417	(9,120	)(g)	614,272
Indirect costs and selling expenses	242,153	111,252	—		353,405
Depreciation and amortization	12,604	4,814	16,560	(c)	33,978

Total costs and expenses	772,732	221,483	7,440		1,001,655

Operating income (loss)	70,406	(5,521)	(17,040)		47,845

Interest (income) expense, net	(1,374)	(43)	13,196	(d)(h)	11,779

Income (loss) before income taxes	71,780	(5,478)	(30,236)		36,066
Income tax provision (benefit)	27,069	(3,188)	(14,587	)(e)	9,294

Net income (loss)	$44,711	$(2,290)	$(15,649)		$26,772

Basic shares	28,647				28,647
Basic earnings per share	$1.56				$0.93

Diluted shares	29,425				29,425
Diluted earnings per share	$1.52				$0.91

See the accompanying notes.

CACI INTERNATIONAL INC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended March 31, 2004

(amounts in thousands, except per share data)

	Historical CACI (a)	Historical D&IG (b)	Pro Forma Adjustments		Pro Forma CACI
Revenue	$787,507	$211,297	$(13,865	)(f)(g)	$984,939

Costs and expenses
Direct costs	488,729	107,983	(12,652	)(f)(g)	584,060
Indirect costs and selling expenses	217,441	103,291	(633	)(f)	320,099
Depreciation and amortization	12,384	4,736	12,420	(c)	29,540

Total costs and expenses	718,554	216,010	(865)		933,699

Operating income (loss)	68,953	(4,713)	(13,000)		51,240

Interest (income) expense, net	(631)	334	9,881	(d)(f)(h)	9,584

Income (loss) before income taxes	69,584	(5,047)	(22,881)		41,656

Income tax provision (benefit)	26,592	(1,780)	(8,753	)(e)	16,059

Net income (loss)	$42,992	$(3,267)	$(14,128)		$25,597

Basic shares	29,022				29,022
Basic earnings per share	$1.48				$0.88

Diluted shares	29,875				29,875
Diluted earnings per share	$1.44				$0.86

See the accompanying notes

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Statements of Operations:

a)	To reflect the reported historical operating results of CACI for the year ended June 30, 2003 and the unaudited operating results for the nine months ended March 31, 2004.

b)	To reflect the historical results of operations of the D&IG for the twelve month period ended June 30, 2003, consistent with CACI’s fiscal year. The unaudited quarterly statements of operations derived from the audited statements of operations for the years ended December 31, 2002 and 2003 were used.

c)	To record estimated amortization expense related to the identifiable intangible assets associated with the acquisition of the D&IG. CACI has retained an outside firm to do an independent appraisal for the allocation of the purchase price related to the acquisition of the D&IG. As this appraisal has not yet been completed, the total allocation, the useful lives, and the method of amortization may change. Based on the most current projections, CACI recorded the following intangible assets: (amounts in thousands).

			Amortization Expense
	Amount	Estimated Useful Life	12 Months Ended June 30, 2003	Nine Months Ended March 1, 2004
Non-compete agreements and contracts related to customer relationships	$132,000	8 years	$16,560	$12,420

d)	In conjunction with the acquisition of the D&IG, CACI secured $550 million in financing of which $200 million was in the form of a revolving credit facility that expires in 5 years and $350 million was in the form of a term loan that expires in seven years. The adjustment records the incremental interest expense at an annual average rate of 2.91% related to the additional borrowings of $422.5 million resulting from $415 million in purchase price plus associated financing fees incurred by CACI under its revolving credit facility to finance the D&IG acquisition. The average interest rate used above is the average interest rate we estimate will be applicable based on historical rates. The revolving credit facility will bear interest at adjustable rates. An increase of 1/8% in the interest rate applicable to the revolver would result in an increase in pro forma interest expense of $514,000 and $386,000 and pro forma net income of $26,258,000 and $25,211,000 for the twelve months ended June 30, 2003 and the nine months ended March 31, 2004, respectively.

e)	To recognize federal and state income taxes at combined rates of 37.7% and 38.2% for the twelve months ended June 30, 2003 and the nine months ended March 31, 2004, respectively, which reflects CACI’s overall tax rate for the corresponding periods.

f)	To reflect the sale of Karcher Group Incorporated (“Karcher”) previously operated by the D&IG. Karcher was acquired on August 1, 2003 by AMS in connection with AMS’ acquisition of R.M. Vrendenburg & Co. CACI sold Karcher in May 2004, as it was not complimentary to the business operated by CACI.

g)	To reflect the elimination of intercompany revenue and expense between CACI and the D&IG.

h)	To reflect bank financing fee amortization as follows (amounts in thousands):

	Amount	Estimated Term	Interest Expense
			12 Months Ended June 30, 2003	Nine Months Ended March 31, 2004
Term loan	$4,800	7 years	$686	$514
Revolving credit facility	2,700	5 years	540	405

	$7,500		$1,226	$919

CACI INTERNATIONAL INC

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2004

(amounts in thousands)

	Historical CACI (a)	Historical D&IG (b)	ProForma Acquisition Adjustments(c)		Pro Forma CACI
ASSETS
Current assets
Cash and equivalents	$22,634	$—	$—		$22,634
Marketable securities	576	—	—		576
Billed accounts receivable, net	247,293	50,300	—		297,593
Unbilled accounts receivable	20,691	35,624	—		56,315
Deferred income taxes	1,178	12,738	—		13,916
Prepaid expenses and other	10,515	4,543	—		15,058

Total current assets	302,887	103,205	—		406,092

Property and equipment, net	20,271	5,654	—		25,925
Accounts receivable, long-term	9,693	—	—		9,693
Developed computer software, net	332	23,467	(4,160	)(d)	19,639
Other assets	26,334	912	7,500	(f)	34,746
Other intangible assets, net	45,688	13,251	118,749	(g)	177,688
Goodwill, net	217,912	26,892	208,729	(g)	453,533

Total assets	$623,117	$173,381	$330,818		$1,127,316

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Note payable – current portion	$1,632	$—	$—		$1,632
Accounts payable	16,332	7,014	—		23,346
Other accrued expenses	38,878	7,231	29,500	(d)	75,609
Accrued compensation and benefits	54,271	16,774	—		71,045
Income taxes payable	1,304	—	—		1,304

Total current liabilities	112,417	31,019	29,500		172,936

Notes payable, net of current portion	880	—	—		880
Revolving credit facility	—	—	422,500		422,500
Deferred rent expenses	5,099	—	—		5,099
Deferred income taxes	3,446	11,801	7,000	(e)	22,247
Other long-term obligations	23,017	2,379	—		25,396

Total liabilities	144,859	45,199	459,000		649,058

Common stock	3,695	—	—		3,695
Capital in excess of par	215,745	—	—		215,745
Retained earnings	277,466	128,182	(128,182)		277,466
Accumulated other comprehensive income	4,231	—	—		4,231
Treasury stock	(22,879)	—	—		(22,879)

Total shareholders’ equity	478,258	128,182	(128,182)		478,258

Total liabilities and shareholders’ equity	$623,117	$173,381	$330,818		$1,127,316

See accompanying notes.

CACI INTERNATIONAL INC

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

The following notes relate to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.

a)	To reflect the historical unaudited financial position of CACI.

b)	To reflect the historical unaudited financial position of the D&IG.

c)	The D&IG acquisition has been accounted for under the purchase method pursuant to the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations. Accordingly, the identifiable net tangible and separately identifiable intangible assets acquired and liabilities assumed were recognized at their estimated fair values as of the date of the combination. The pro forma adjustments herein are based on management’s preliminary estimates of fair value. The final allocation of the purchase price, when completed, may differ materially from the preliminary purchase price allocation herein.

Borrowings utilized for the D&IG are as follows (amounts in thousands):

Purchase Price	$415,000
Financing Costs	7,500

Total borrowings	$422,500

The total consideration paid for the acquisition was obtained primarily through borrowings under CACI’s credit facilities.

The preliminary allocation of the purchase price is as follows (amounts in thousands):

Net estimated fair value of assets purchased	$88,039
Goodwill	235,621
Estimated intangible assets	132,000
Loss reserve on contract	(29,500	) see footnote (d)
Reduction in value of developed computer software	(4,160	) see footnote (d)
Deferred income taxes	(7,000	) see footnote (e)

	$415,000

d)	The D&IG was capitalizing software to be sold to both Federal and Civilian customers under Statement of Financial Accounting Standards No. 86, Accounting for the Cost of Computer Software to Be Sold, Leased, or Otherwise Marketed. Currently, only one customer is contractually obligated to purchase this on-going developed software. While CACI’s management intends to complete the development of this software for the customer, CACI does not plan to continue to market this software. As a result, no value was allocated to the capitalized software as part of the purchase and therefore, $4.16 million was removed from Developed Computer Software. In addition, the change in management’s intent regarding the software product changes the accounting guidance to AICPA Statement of Position No. 81-1, Accounting for Performance of Construction, Type and Certain Production-Type Contracts (“SOP 81-1”). When applying percentage of completion accounting using SOP 81-1, the contract is expected to be in a significant loss position. As a result, $29.5 million has been recorded as a liability in Other Accrued Expenses, based on the most recent estimate-to-complete analysis available.

e)	As part of CACI’s acquisition of the D&IG business, the Company acquired the stock of R.M. Vredenburg & Co. (“Vredenburg”). For book purposes, CACI is required to amortize intangible assets, however, for tax purposes, the amortization is not deductible. This results in a deferred tax liability estimated to be approximately $7.0 million.

f)	In securing the $550 million in financing (see Note d of the Unaudited Pro Forma Condensed Consolidated Statements of Operations) CACI incurred $7.5 million of debt financing fees which have been recorded as Other Assets on the balance sheet. These costs will be amortized over the terms of the related credit facilities.

g)	To adjust Other Intangible Assets and Goodwill related to the AMS acquisition of Vredenburg. These assets have been subsequently reevaluated with the purchase of D&IG by CACI. The chart below reconciles the change in Other Intangible Assets and Goodwill:

	Other Intangible Assets	Goodwill
Purchase price allocation	$132,000	$235,621
Historical D&IG	(13,251)	(26,892)

Pro forma adjustment	$118,749	$208,729

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc
Registrant
Date: July 16, 2004	By:	/s/ Dr. J. P. London
Dr. J. P. London
Chairman of the Board, President
Chief Executive Officer and Director
(Principal Executive Officer)

Date: July 16, 2004	By:	/s/ Stephen L. Waechter
Stephen L. Waechter
Executive Vice President
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Date: July 16, 2004	By:	/s/ James D. Kuhn
James D. Kuhn
Senior Vice President and Corporate Controller
(Principal Accounting Officer)